As filed with the Securities and Exchange Commission on June 4, 2009

Registration No. 333-133977

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-3

REGISTRATION STATEMENT UNDER the SECURITIES ACT OF 1933

ICAGEN, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	56-1785001
(State or other Jurisdiction of	(IRS Employer
Incorporation or Organization)	Identification Number)

4222 Emperor Boulevard, Suite 350

Durham, North Carolina 27703

(919) 941-5206

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

P. Kay Wagoner

President and Chief Executive Officer

Icagen, Inc.

4222 Emperor Boulevard, Suite 350

Durham, North Carolina 27703

(919) 941-5206

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

David E. Redlick, Esq.

Hal J. Leibowitz, Esq.

Wilmer Cutler Pickering Hale and Dorr LLP

60 State Street

Boston, Massachusetts 02109

(617) 526-6000

Approximate date of commencement of proposed sale to public: Not applicable

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated Filer	☐	Accelerated Filer	☐
Non-Accelerated Filer	☐	Smaller Reporting Company	☒

(Do not check if smaller reporting company)

DEREGISTRATION OF SECURITIES

On May 18, 2006, the Securities and Exchange Commission (the “SEC”) declared effective the shelf registration statement on Form S-3 (File No. 333-133977) (the “Registration Statement”) filed by Icagen, Inc. (the “Company”) with respect to the sale on a continuous or delayed basis of up to $75,000,000 aggregate principal amount of common stock, preferred stock, debt securities and warrants. Pursuant to Rule 415 of the Securities Act of 1933, as amended, this Registration Statement has expired. Accordingly, pursuant to the Company’s undertaking under Regulation S-K Item 512(a)(3), the Company is filing this Post-Effective Amendment No. 1 to the Registration Statement to remove from registration all of the securities, none of which were sold. The Company hereby requests that upon the effectiveness of this Post-Effective Amendment No. 1, such securities be removed from registration.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in Durham, North Carolina, on June 4, 2009.

ICAGEN, INC.

By:	/s/ P. Kay Wagoner
P. Kay Wagoner, Ph.D. President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ P. Kay Wagoner P. Kay Wagoner, Ph.D.	Director, President and Chief Executive Officer (principal executive officer)	June 4, 2009

/s/ Richard D. Katz Richard D. Katz, M.D.	Executive Vice President, Finance and Corporate Development and Chief Financial Officer (principal financial officer and principal accounting officer)	June 4, 2009

* André L. Lamotte, Sc.D.	Director	June 4, 2009

* Anthony B. Evnin, Ph.D.	Director	June 4, 2009

* Charles A. Sanders, M.D.	Director	June 4, 2009

* Dennis B. Gillings, Ph.D.	Director	June 4, 2009

* Richard G. Morrison, Ph.D.	Director	June 4, 2009

* Martin A. Simonetti	Director	June 4, 2009

/s/ Adeoye Y. Olukotun Adeoye Y. Olukotun, M.D.	Director	June 4, 2009

* By:	/s/ P. Kay Wagoner
P. Kay Wagoner Attorney-in-fact